Exhibit 4.6
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.
WARRANT TO PURCHASE SHARES OF CAPITAL STOCK
OF
K12 INC.
     This certifies that                             (the “Holder”), for value received, is entitled, subject to the adjustments and to the other terms set forth below, to purchase from K12 INC., a Delaware corporation (the “Company”), at any time after the date hereof and until 5:00 P.M. (California time) on the Expiration Date,                                                              Warrant Shares.
     This Warrant is subject to the following terms and conditions:
     1. Definitions. As used herein, the following terms shall have the meaning as defined below:
     “Exercise Price” means One Dollar Sixty Cents ($1.60) per share. The Exercise Price shall be equitably adjusted for any stock dividends, splits, reverse splits, recapitalizations and the like occurring after the date hereof.
     “Expiration Date” means the earlier of (a) March 24, 2010, or (b) two years after the Company consummates a Qualified Public Offering.
     “Qualified Public Offering” has the meaning as defined in the Company Certificate of Incorporation as of the date hereof.

     “Warrant Shares” means shares of the Company’s Common Stock.
     2. Exercise; Issuance of Certificates; Payment for Shares.
     2.1 This Warrant is exercisable at the option of Holder at any time and from time to time after the date hereof and until 5:00 P.M. (California time) on the Expiration Date for all or any portion of the Warrant Shares that may be acquired hereunder.
     2.2 This Warrant shall be exercised upon surrender to the Company of this Warrant together with a completed and executed Subscription Agreement in the form attached hereto as Exhibit A, and upon payment of the Exercise Price for the number of Warrant Shares for which this Warrant is being exercised. Payment for Warrant Shares may be made in any one or a combination of the following forms at the option of Holder: (i) by cashier’s check or wire transfer in the amount of the Exercise Price, (ii) by the surrender to the Company of securities of the Company and/or any subsidiary of the Company having a Fair Value equal to the Exercise Price, (iii) by forgiveness of any indebtedness owed by the Company and/or any subsidiary of the Company in the amount of the Exercise Price, and/or (iv) by the surrender to the Company of that portion of this Warrant having a Fair Value equal to the amount of the Exercise Price. For purposes of clause (iv) above, the Fair Value of this Warrant (or portion hereof) as of a given date shall mean such amount as determined by Holder and the Company using Black-Scholes valuation methodology.
     2.3 In lieu of exercising this Warrant as provided is Section 2.2 above, Holder may from time to time at Holder’s option convert this Warrant, in whole or in part, into a number of Warrant Shares determined by dividing (A) the aggregate Fair Value of such shares otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such shares by (B) the Fair Value of one such share.
     2.4 For purposes of Sections 2.2(ii) and 2.3 above, the Fair Value of securities of as of a given date shall mean: (i) the average closing price of such securities on the principal exchange (or NASDAQ NMS) on which such securities are then trading, if any (or as reported on any composite index which includes such principal exchange), on the twenty most recent trading days immediately prior to such date; or (ii) if such securities are not traded on an exchange (or NASDAQ NMS) but are quoted on NASDAQ Small Cap or a successor quotation system, the average mean between the closing bid and asked prices for such securities, on the twenty most recent trading days immediately prior to such date as reported by NASDAQ Small Cap or such successor quotation system; or (iii) if such securities are not publicly traded on an exchange (or NASDAQ NMS) or quoted on NASDAQ Small Cap or a successor quotation system, the Fair Value shall mean such amount as mutually agreed upon by the Company and Holder. In the event that the Company and Holder cannot reach agreement on Fair Value under clause (iii) above, the Fair Value shall be determined by an investment banking firm mutually agreed upon by the Company and Holder with the Company paying all of the fees, costs and expenses of such investment banking firm and otherwise associated with determining the Fair Value.

     2.5 The Company agrees that any Warrant Shares issued under this Warrant shall be deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered (subject to payment being made for such Warrant Shares as provided herein). Certificates for the Warrant Shares so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company or its transfer agent at the Company’s expense within a reasonable time after the rights represented by this Warrant have been exercised and payment for the Warrants Shares has been made. Each certificate so delivered shall be in such denominations as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder. If, upon exercise of this Warrant, fewer than all of the Warrant Shares subject to this Warrant are purchased prior to the Expiration Date of this Warrant, one or more new Warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of Warrant Shares not purchased upon such exercise.
     3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company covenants that it will reserve and keep available a sufficient number of its authorized but unissued shares for issuance upon exercise or conversion of this Warrant. The Company will take all action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation.
     4. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.
          4.1 Subdivision or Combination of Shares and Stock Dividend. In the event that, after the date of this Warrant, the Company subdivides its outstanding shares into a greater number of shares or declares a dividend upon its shares payable solely in shares, the Exercise Price in effect immediately prior to such subdivision or declaration shall automatically be proportionately reduced and the number of Warrant Shares shall automatically be proportionately increased. Conversely, in case the outstanding shares of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares shall be proportionately reduced.
          4.2 Notice of Adjustment. Promptly after any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company’s chief financial officer and shall state the effective date of the adjustment and the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          4.3 Other Notices. If at any time:
               (a) the Company shall declare any dividend upon its shares;
               (b) the Company shall offer for subscription pro rata to the holders of its shares any additional shares of stock of any class or other rights;
               (c) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;
               (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or
               (e) there shall be a public offering of Company securities;
               then, in any one or more of said cases, the Company shall give to the registered holder of this Warrant, by the means specified in Section 9 herein, (i) at least twenty (20) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least twenty (20) days’ prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on or after which the holders of shares shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on or after which the holders of shares shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be.
          4.4 Changes in Shares. In case at any time following the date of this Warrant, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, or sale of all or substantially all of the Company’s assets or recapitalization of shares) in which the previously outstanding shares shall be changed into, converted or exchanged for other securities of the Company or stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called a “Transaction” and the date of consummation of a Transaction being herein called a “Consummation Date”), then, as a condition to the consummation of such Transaction, lawful and adequate provisions shall be made so that Holder, upon the exercise or conversion hereof at any time on or after the Consummation Date of such Transaction, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the shares issuable upon such exercise or conversion prior to such Consummation Date, the highest amount of securities or other property to which Holder would actually have been entitled as a shareholder if Holder had exercised this Warrant immediately prior to the consummation of such Transaction. The provisions of this Section 5.4 shall similarly apply to successive Transactions.
     5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise or conversion of the Warrant shall be made without charge to Holder for any issue tax in respect thereof.
     6. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company, until, and only to the extent that, this Warrant shall have been exercised or converted. Except for the adjustment to the Exercise Price pursuant to Section 4.1 in the event of a dividend on the shares payable in shares, no dividends or interest shall be payable or accrued in respect of this Warrant or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised or converted. No provisions hereof, in the absence of affirmative action by Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company whether such liability is asserted by the Company or by its creditors.
     7. Representations and Warranties by the Company. The Company hereby represents and warrants to Holder as follows: The Company has all necessary corporate power and authority, and has taken all corporate action necessary, to execute and delivery this Warrant and to perform its obligations hereunder. The execution and delivery of this Warrant by the Company has been duly approved by the Board of Directors of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Warrant. This Warrant has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject to the general principles of equity.
     8. Investment Representations; Restrictions on Transferability of Securities.
          8.1 Investment Representations. By accepting this Warrant Certificate, Holder represents that it is acquiring this Warrant (and will be acquiring any Warrant Shares purchased upon exercise or conversion of this Warrant) for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof in violation of the Securities Act of 1933, as amended (the “Act”).
          8.2 Restrictions on Transferability. This Warrant and the Warrant Shares have not been registered under the Act and shall not be transferable in the absence of registration under the Act, or an exemption therefrom under said Act.

          8.3 Restrictive Legend. Each certificate representing the Warrant Shares or any other securities issued in respect of the Warrant Shares shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend required under applicable state securities laws):
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.
     9. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.
     10. Notices. Any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to Holder at its address as shown on the books of the Company or if to the Company at the address indicated therefor in the first paragraph of this Warrant. If Holder’s address is outside of the United States, Holder shall first be given notice by telecopy, in addition to being provided with notice as set forth in the preceding sentence.
     11. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the obligations of the Company relating to the shares issuable upon the exercise or conversion of this Warrant shall survive the exercise or conversion and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.
     12. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.
     13. Lost Warrants or Ordinary Share Certificates. The Company represents and warrants to Holder that upon receipt of an affidavit reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate deliverable upon the exercise or conversion hereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Warrant or such stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.
     14. Fractional Shares. The Company shall not be required to issue fractional shares upon exercise or conversion of this Warrant. The Company may, in lieu of issuing any fractional share, pay Holder entitled to such fraction a sum in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.
     15. Arbitration. Any dispute, controversy or claim arising out of this Warrant Certificate or the performance, breach or termination thereof shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be in Los Angeles, California. The arbitration shall be conducted by a neutral arbitrator appointed by the American Arbitration Association. The arbitrator shall be entitled to award any appropriate remedy including, but not limited to, monetary damages, specific performance, and all other forms of legal and equitable relief. Judgment upon the award rendered may be entered in any court having jurisdiction. The prevailing party shall be entitled to be awarded all costs of arbitration including, but not limited to, attorneys’ fees. The arbitrator shall be charged with determining the prevailing party. To the extent practicable, all information resulting from or otherwise pertaining to any dispute shall be nonpublic and handled by the Company, Holder and their respective agents in such a way as to prevent the public disclosure of such information. Notwithstanding the foregoing, each of the Company and Holder shall have the right to seek and obtain court ordered specific performance, injunctive and other equitable remedies in connection with any actual or threatened breach of this Warrant Certificate.
          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer effective as of the above written date.

K12 INC.
By:	/s/ Ronald J. Packard
Ronald J. Packard,
Chief Executive Officer

Exhibit A
K12 INC.
WARRANT
FORM OF SUBSCRIPTION AGREEMENT
(To be signed and delivered
upon exercise or conversion of Warrant)
K12 Inc.
8000 Westpark Drive, Suite 500
McLean, Virginia 22102
Attention: Chief Financial Officer
     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to acquire thereunder,                                          shares of                                           stock (the “Stock”), of K12 INC. (the “Company”), and subject to the following paragraph, herewith makes payment of $                                                             therefor in the form of:

     The undersigned requests that the certificates for such shares be issued in the name of                                         , and delivered to,                                                              , whose address is:                                                                                                                          .
     If the exercise or conversion of this Warrant is not covered by a registration statement effective under the Securities Act of 1933, as amended (the “Act”), the undersigned represents that:
          (i) the undersigned is acquiring such Stock for investment and not with a view to the distribution thereof in violation of the Act;
          (ii) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned’s investment in the Stock;
          (iii) the undersigned has received all of the information the undersigned has requested from the Company and considers necessary or appropriate for deciding whether to purchase the shares of Stock;
          (iv) the undersigned has the ability to bear the economic risks of his, her or its prospective investment;

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          (v) the undersigned is able, without materially impairing its financial condition, to hold the shares of Stock for an indefinite period of time and to suffer complete loss on his, her or its investment;
          (vi) the undersigned understands and agrees that (A) the undersigned may be unable to readily liquidate his, her or its investment in the shares of Stock and that the shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Company is not required to register the same or to take any action or make such an exemption available except to the extent provided in the within Warrant or other applicable agreement to which the Company and the undersigned are parties, and (B) the exemption from registration under the Act afforded by Rule 144 promulgated by the Securities and Exchange Commission (“Rule 144”) depends upon the satisfaction of various conditions by the undersigned and the Company and that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amounts, and that if such exemption is utilized by the undersigned, such conditions must be fully complied with by the undersigned and the Company, as required by Rule 144; and
          (vii) the address set forth below is the true and correct address of the undersigned’s residence.

(Name)

(Address)

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     If said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.
     DATED:

(signature)

(print name)

(print title)

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